UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): November 1, 2005
CROSSTEX ENERGY, INC.
(Exact name of registrant as specified in its charter)

DELAWARE	000-50536	52-2235832

(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

2501 CEDAR SPRINGS DALLAS, TEXAS	75201

(Address of Principal Executive Offices)	(Zip Code)
Registrant’s telephone number, including area code: (214) 953-9500
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
     ☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
     ☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
     ☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
     ☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
     As of August 1, 2006, Crosstex Energy, Inc. owned the two percent general partner interest, approximately 42 percent of the limited partner interests and the incentive distribution rights of Crosstex Energy, L.P. (the “Partnership”).
     On November 1, 2005, Crosstex Energy Services, L.P., a wholly-owned subsidiary of the Partnership, acquired all of the membership interests in CFS Louisiana Midstream Company, LLC, El Paso Dauphin Island Company, L.L.C. and the Sabine Pass Plant Facility Joint Venture (the “Acquisition”) from El Paso Corporation (“El Paso”) for a purchase price of $486.4 million. The acquired entities represent El Paso’s natural gas processing and liquids business in South Louisiana. The assets acquired include a total of 2.3 billion cubic feet per day of processing capacity, 66,000 barrels per day of fractionation capacity, 2.4 million barrels of underground storage and 140 miles of liquids transport lines. The primary facilities and other assets the Partnership acquired consist of: (1) the Eunice processing plant and fractionation facility; (2) the Pelican processing plant; (3) the Sabine Pass processing plant; (4) a 23.85% interest in the Blue Water gas processing plant; (5) the Riverside fractionator and loading facility; (6) the Cajun Sibon pipeline and (7) the Napoleonville natural gas liquid storage facility. The Partnership financed the Acquisition with borrowings of approximately $267.5 million under its amended credit agreement, net proceeds of approximately $105 million from the private placement of senior subordinated series B units representing limited partner interests of the Partnership, approximately $2 million of equity contributions from Crosstex Energy GP, L.P., the general partner of the Partnership, net proceeds of approximately $120.9 million (including $2.5 million capital contribution from Crosstex Energy GP, L.P.) from the public offering of common units representing limited partner interests of the Partnership and $10 million of cash.
ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS
          (a) Financial Statements of Business Acquired
     The audited combined statements of revenues and direct operating expenses of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. for the years ended December 31, 2004, 2003 and 2002, together with the report of PricewaterhouseCoopers LLP with respect thereto, are included as Exhibit 99.1 to this Current Report on Form 8-K and are incorporated herein by reference. The unaudited combined statements of revenues and direct operating expenses of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. for the nine months ended September 30, 2005 and 2004 are included in Note 6 to the notes to such audited financial statements.
           (b) Pro Forma Financial Information
     The unaudited pro forma financial statements of Crosstex Energy, Inc. required by this Item 9.01(b) are included as Exhibit 99.2 to this Current Report on Form 8-K and are incorporated herein by reference.
           (d) Exhibits

EXHIBIT NUMBER		DESCRIPTION

23.1	—	Consent of PricewaterhouseCoopers LLP.

99.1	—	Audited Combined Statements of Revenues and Direct Operating Expenses of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. for the years ended December 31, 2004, 2003 and 2002.

99.2	—	Unaudited Pro Forma Financial Statements of Crosstex Energy, Inc.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROSSTEX ENERGY, Inc.

Date: August 4, 2006	By:	/s/ William W. Davis

William W. Davis
Executive Vice President and
Chief Financial Officer

EXHIBIT NUMBER		DESCRIPTION

23.1	—	Consent of PricewaterhouseCoopers LLP.

99.1	—	Audited Combined Statements of Revenues and Direct Operating Expenses of CFS Louisiana Midstream Company and El Paso Dauphin Island Company, L.L.C. for the years ended December 31, 2004, 2003 and 2002.

99.2	—	Unaudited Pro Forma Financial Statements of Crosstex Energy, Inc.